                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	July 23, 2026		574-235-2000

1st Source Corporation Reports Record Second Quarter Results,
Increased Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $47.54 million for the quarter, up $7.59 million or 18.99% from the previous quarter and up $10.23 million or 27.40% from the second quarter of 2025. Diluted net income per common share was $1.95, up $0.32 or 19.63% from the previous quarter and up $0.44 or 29.14% from the prior year’s second quarter of $1.51.
•Return on average assets was 2.06% for the current quarter, up from 1.80% in the previous quarter and up from 1.67% in the second quarter of 2025. Return on average common shareholders’ equity increased to 14.66% compared to 12.53% in the previous quarter and 12.61% in the second quarter of 2025.
•A cash dividend increase of two cents per share to $0.45 per common share for the quarter was approved, up seven cents or 18.42% from the cash dividend declared a year ago.
•Average loans and leases increased $119.93 million or 1.71% from the previous quarter and $174.23 million, or 2.50% from the second quarter of 2025.
•Average deposits grew $236.03 million or 3.28% from the previous quarter and $78.52 million or 1.07% from the second quarter a year ago. Average deposits, net of brokered deposits, grew $194.24 million or 2.80% from the previous quarter and $259.86 million or 3.78% from the second quarter of 2025.
•Tax-equivalent net interest income was $93.30 million, up $3.00 million or 3.33% from the previous quarter and up $7.95 million, or 9.32% from the second quarter a year ago. Tax-equivalent net interest margin was 4.24%, down one basis point from the previous quarter and up 23 basis points from the second quarter of 2025.
•Provision for credit losses of $1.54 million was recorded during the quarter compared to $7.27 million in the previous quarter and $7.69 million during the previous year’s second quarter. The allowance for loan and lease losses as a percentage of total loans and leases was 2.30% at June 30, 2026, down from 2.33% at March 31, 2026 and unchanged from June 30, 2025.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $47.54 million for the second quarter of 2026, up 18.99% compared to $39.96 million reported in the previous quarter and up 27.40% compared to $37.32 million in the second quarter a year ago. Diluted net income per common share for the second quarter of 2026 was $1.95, up 19.63% compared to $1.63 in the previous quarter and up 29.14% versus $1.51 in the second quarter of 2025.
At its July 2026 meeting, the Board of Directors approved an increase in the cash dividend of two cents per share, raising the approved dividend for the quarter to $0.45 per common share, up seven cents or 18.42% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on August 4, 2026, and will be paid on August 14, 2026.

Andrea G. Short, President and Chief Executive Officer, commented, “We are pleased to announce that 1st Source had a record second quarter. During the second quarter of 2026, average loans and leases grew $119.93 million, up 1.71% and average deposits grew $236.03 million, up 3.28%, each from the previous quarter. Credit quality improved during the quarter with fewer net charge-offs, a lower provision for credit losses, and a reduction in nonperforming assets compared to the previous quarter. We were also able to preserve our net interest margin and further improve our efficiency ratio during the quarter. The positive income statement performance during the quarter also allowed us to further strengthen our already robust balance sheet position.
“During the second quarter of 2026, we were pleased to learn that 1st Source, for the eighth year in a row, was named to the annual Bank Honor Roll by Keefe, Bruyette & Woods, Inc. (KBW). We were among just 17 U.S. Banks on the list, placing our long-term performance among the top 5% of eligible banks in the United States. To be eligible, Banks must have more than $500 million in total assets and meet at least one of two criteria: consistent earnings growth over each of the past 10 years, and/or rank in the top 5% of eligible banks based on a 10-year earnings per share (EPS) compounded annual growth rate (CAGR). This recognition reinforces that our mission of Helping Clients Achieve Security, Build Wealth And Realize Their Dreams® aligns with consistent, strong financial performance for the long term.
“Additionally, we learned that we once again received both Forbes’ America’s Best-In-State Banks and Forbes’ America’s Best Employers for New Grads. According to Forbes, the Best-In-State ranking is based on an independent survey of approximately 26,000 U.S. residents who evaluated their primary banking relationships across key dimensions including trust, customer service, financial advice, digital experience, and overall satisfaction. For the Best Employers for New Grads, Forbes surveyed more than 100,000 young professionals working for companies with at least 1,000 employees in the U.S., asking them to evaluate employers in areas such as salary, benefits, advancement opportunities, AI adoption, work-life balance and company image. We are proud of these awards, which highlight that our culture and values are evident to both our clients and our colleagues.
“We are also excited to have recently celebrated the groundbreaking ceremony for our newest location in West Lafayette. This will be our third location in the Lafayette area and the banking center will feature our side-by-side banking model which invites the client behind the “teller line,” allowing our clients and bankers to have a more transparent and inclusive experience and relationship. We are excited to watch the construction process and look forward to serving personal and business clients in this new location with our full suite of services soon.” Mrs. Short concluded.

SECOND QUARTER 2026 FINANCIAL RESULTS
Loans and Leases
Second quarter average loans and leases were $7.14 billion, which was up $119.93 million or 1.71% from the previous quarter and increased $174.23 million or 2.50% from the second quarter of 2025. Year-to-date average loans and leases increased $198.88 million, up 2.89% from the first six months of 2025. Average loan growth in the second quarter of 2026 occurred mainly within the Commercial and Agricultural, Renewable Energy, Construction Equipment, and Commercial Real Estate portfolios.
Deposits
Second quarter average deposits were $7.43 billion, which was up $236.03 million or 3.28%, from the previous quarter and increased $78.52 million or 1.07% compared to the second quarter a year ago. Average deposits for the first six months of 2026 were $7.31 billion, a decrease of $31.12 million or 0.42% from the same period a year ago. Average deposit balances increased from the previous quarter primarily due to higher interest-bearing demand deposits which included seasonal increases associated with municipal tax collection cycles, time deposits, and savings deposits. Average brokered deposits were $301.08 million, an increase of $41.79 million or 16.12% compared to the previous quarter and a decrease of $181.34 million or 37.59% from the prior year second quarter.
Net Interest Income and Net Interest Margin
Second quarter 2026 tax-equivalent net interest income increased $3.00 million to $93.30 million, up 3.33% from the previous quarter and was $7.95 million, or 9.32% higher compared to the second quarter a year ago. For the first six months of 2026, tax equivalent net interest income increased $17.16 million to $183.59 million, up 10.31% from the first half of 2025.

Second quarter 2026 net interest margin was 4.23%, a decrease of one basis point from 4.24% in the previous quarter and an increase of 23 basis points from the same period in 2025. On a fully tax-equivalent basis, the second quarter 2026 net interest margin was 4.24%, down one basis point from the previous quarter and an increase of 23 basis points from the same period in 2025. The increase from the second quarter of 2025 was primarily due to higher average loan and lease balances, improved yields on investments from portfolio repositioning trades made in 2025, and lower interest-bearing deposit costs. Net interest recoveries had a positive three basis points impact during the quarter on the tax-equivalent net interest margin, compared to a positive one basis point in the previous quarter and net interest charge-offs had no impact in the prior year’s second quarter.
Net interest margin and net interest margin on a fully-tax equivalent basis for the first six months of 2026 were 4.24%, an increase of 29 basis points compared to 3.95% for the first six months of 2025. Net interest recoveries had a positive one basis point impact and three basis points positive impact to the current and previous year-to-date fully tax-equivalent net interest margin.
Noninterest Income
Second quarter 2026 noninterest income of $25.02 million increased $2.02 million or 8.77% compared to the previous quarter and was higher by $1.96 million or 8.51% compared to the second quarter a year ago. For the first six months of 2026, noninterest income increased $1.86 million or 4.03% from the first six months of 2025.
The increase from the previous quarter was mainly due to higher trust and wealth advisory income from larger than usual estate administration fees primarily from one account in the process of settlement and seasonal tax preparation fees, an increase in debit card income, higher brokerage fees and commissions, higher interest rate swap fees, and increased partnership investment gains. These increases were offset by lower insurance contingent commissions and decreased mortgage banking income from lower sales volumes.
The increase in noninterest income compared to the second quarter and first six months of 2025 was the result of increased trust and wealth advisory income from larger than usual estate administration fees mentioned above, realized losses of $1.00 million from repositioning of available-for-sale securities during the second quarter of 2025, increased deposit account fees, higher debit card income, and a rise in brokerage commissions and fees. These increases were offset by fewer gains on the sale of renewable energy tax equity investments, reduced equipment rental income as demand for operating leases continued to decline and decreased mortgage banking income from lower gains on loan sales due to reduced profit margins.
Noninterest Expense
Second quarter 2026 noninterest expense of $55.03 million increased $0.51 million or 0.93% compared to the prior quarter and rose $2.60 million or 4.95% from the second quarter a year ago. For the first six months of 2026, noninterest expense increased $4.04 million, or 3.83% from the first six months of 2025.
The increase in noninterest expense compared to the second quarter and first six months of 2025 was the result of increased salaries and wages due to normal merit increases, increased incentive compensation and higher group insurance claims. Additionally, we saw increased occupancy expenses from snow removal during the first quarter and premises repairs, higher professional consulting costs, a rise in collection and repossession expense, and an increase in debit card losses. These increases were offset by lower leased equipment depreciation and an increase in gains on the sale of repossessed assets.
Credit
The allowance for loan and lease losses increased to $166.35 million as of June 30, 2026, or 2.30% of total loans and leases. The 2.30% decreased from 2.33% at March 31, 2026 and remained consistent with the 2.30% at June 30, 2025. Net charge-offs of $0.52 million were recorded for the second quarter of 2026, compared with net charge-offs of $3.96 million in the prior quarter and net charge-offs of $1.87 million in the same quarter a year ago.

The provision for credit losses was $1.54 million for the second quarter of 2026, a decrease of $5.73 million from the previous quarter and a decrease of $6.15 million compared with the same period in 2025. The decrease in the provision expense was mainly due to a reduction in special attention loans, reduced net charge-offs and a decrease in the provision for unfunded commitments due to increased line utilization and loan fundings, offset by loan growth. The ratio of nonperforming assets to loans and leases was 1.01% as of June 30, 2026, compared to 1.03% on March 31, 2026 and 1.06% on June 30, 2025. The decrease in nonperforming assets during the quarter was primarily from lower nonaccrual loans and leases partially offset by an increase in repossessed assets.
Capital
As of June 30, 2026, the common equity-to-assets ratio was 14.15%, compared to 14.02% at March 31, 2026 and 13.19% a year ago. The tangible common equity-to-tangible assets ratio was 13.36% at June 30, 2026, compared to 13.22% at March 31, 2026 and 12.38% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 15.49% at June 30, 2026, compared to 15.30% at March 31, 2026 and 14.60% a year ago. There were no shares repurchased for treasury during the second quarter of 2026. Total year-to-date repurchased shares of 338,356 have reduced common shareholder’s equity by $23.35 million.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 16 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 13 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information with a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2026 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
AVERAGE BALANCES
Assets	$9,246,107	$9,020,305	$8,962,134	$9,133,830	$8,909,499
Earning assets	8,829,703	8,618,611	8,543,938	8,724,741	8,489,665
Investments	1,529,171	1,527,070	1,476,621	1,528,126	1,497,782
Loans and leases	7,142,693	7,022,759	6,968,463	7,083,058	6,884,176
Deposits	7,427,602	7,191,569	7,349,084	7,310,237	7,341,356
Interest bearing liabilities	6,149,274	5,930,767	5,997,624	6,040,623	5,959,154
Common shareholders’ equity	1,300,695	1,292,902	1,187,076	1,296,820	1,164,624
Total equity	1,343,560	1,335,986	1,246,121	1,339,794	1,227,283
INCOME STATEMENT DATA
Net interest income	$93,142	$90,138	$85,192	$183,280	$166,130
Net interest income - FTE(1)	93,296	90,293	85,345	183,589	166,430
Provision for credit losses	1,539	7,272	7,690	8,811	10,955
Noninterest income	25,019	23,001	23,057	48,020	46,160
Noninterest expense	55,025	54,517	52,430	109,542	105,506
Net income	47,542	39,961	37,326	87,503	74,849
Net income available to common shareholders	47,544	39,956	37,319	87,500	74,839
PER SHARE DATA
Basic net income per common share	$1.95	$1.63	$1.51	$3.58	$3.02
Diluted net income per common share	1.95	1.63	1.51	3.58	3.02
Common cash dividends declared	0.43	0.40	0.38	0.83	0.74
Book value per common share(2)	54.41	53.10	48.86	54.41	48.86
Tangible book value per common share(1)	50.93	49.61	45.44	50.93	45.44
Market value - High	86.64	71.98	63.90	86.64	67.77
Market value - Low	69.26	60.30	52.14	60.30	52.14
Basic weighted average common shares outstanding	24,073,382	24,276,666	24,541,385	24,174,463	24,544,120
Diluted weighted average common shares outstanding	24,073,382	24,276,666	24,541,385	24,174,463	24,544,120
KEY RATIOS
Return on average assets	2.06%	1.80%	1.67%	1.93%	1.69%
Return on average common shareholders’ equity	14.66	12.53	12.61	13.61	12.96
Average common shareholders’ equity to average assets	14.07	14.33	13.25	14.20	13.07
End of period tangible common equity to tangible assets(1)	13.36	13.22	12.38	13.36	12.38
Risk-based capital - Common Equity Tier 1(3)	15.49	15.30	14.60	15.49	14.60
Risk-based capital - Tier 1(3)	16.70	16.54	16.04	16.70	16.04
Risk-based capital - Total(3)	17.96	17.80	17.30	17.96	17.30
Net interest margin	4.23	4.24	4.00	4.24	3.95
Net interest margin - FTE(1)	4.24	4.25	4.01	4.24	3.95
Efficiency ratio: expense to revenue	46.57	48.19	48.43	47.36	49.70
Efficiency ratio: expense to revenue - adjusted(1)	46.64	48.16	48.40	47.38	49.82
Net charge-offs to average loans and leases	0.03	0.23	0.11	0.13	0.06
Loan and lease loss allowance to loans and leases	2.30	2.33	2.30	2.30	2.30
Nonperforming assets to loans and leases	1.01	1.03	1.06	1.01	1.06

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
END OF PERIOD BALANCES
Assets	$9,263,173	$9,113,429	$9,055,270	$9,056,691	$9,087,162
Loans and leases	7,219,944	7,083,528	7,046,669	6,964,454	7,097,969
Deposits	7,432,245	7,227,596	7,225,575	7,409,819	7,442,669
Allowance for loan and lease losses	166,354	164,898	161,846	161,430	163,484
Goodwill and intangible assets	83,895	83,895	83,895	83,895	83,895
Common shareholders’ equity	1,310,388	1,277,956	1,274,971	1,236,472	1,198,589
Total equity	1,353,180	1,320,838	1,318,090	1,291,431	1,257,424
ASSET QUALITY
Loans and leases past due 90 days or more	$996	$398	$460	$317	$198
Nonaccrual loans and leases	69,682	71,652	76,602	62,264	71,732
Other real estate	106	—	—	120	—
Repossessions	2,291	1,319	267	435	3,549
Equipment owned under operating leases	43	46	49	56	62
Total nonperforming assets	$73,118	$73,415	$77,378	$63,192	$75,541
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
ASSETS
Cash and due from banks	$67,497	$67,670	$69,249	$88,810
Federal funds sold and interest bearing deposits with other banks	59,806	51,136	50,608	60,298
Investment securities available-for-sale, at fair value (amortized cost of $1,588,489, $1,583,272, $1,568,429, and $1,530,847 at June 30, 2026, March 31, 2026, December 31, 2025, and June 30, 2025, respectively)	1,527,689	1,529,593	1,522,486	1,456,157
Other investments	22,140	22,140	22,140	22,140
Mortgages held for sale	4,990	3,142	4,866	4,334
Loans and leases, net of unearned discount:
Commercial and agricultural	857,330	821,818	797,592	835,826
Renewable energy	741,164	713,110	652,799	573,226
Auto and light truck	828,721	831,365	887,876	972,461
Medium and heavy duty truck	266,719	264,165	269,749	282,875
Aircraft	1,067,328	1,073,282	1,086,821	1,134,838
Construction equipment	1,275,465	1,210,493	1,221,135	1,207,209
Commercial real estate	1,313,213	1,319,361	1,269,765	1,252,750
Residential real estate and home equity	760,656	735,743	740,777	714,026
Consumer	109,348	114,191	120,155	124,758
Total loans and leases	7,219,944	7,083,528	7,046,669	7,097,969
Allowance for loan and lease losses	(166,354)	(164,898)	(161,846)	(163,484)
Net loans and leases	7,053,590	6,918,630	6,884,823	6,934,485
Equipment owned under operating leases, net	5,618	6,603	6,964	8,653
Premises and equipment, net	57,880	57,973	58,318	55,602
Goodwill and intangible assets	83,895	83,895	83,895	83,895
Accrued income and other assets	380,068	372,647	351,921	372,788
Total assets	$9,263,173	$9,113,429	$9,055,270	$9,087,162
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,606,287	$1,655,736	$1,600,495	$1,583,621
Interest-bearing deposits:
Interest-bearing demand	2,669,991	2,487,201	2,592,202	2,601,353
Savings	1,495,425	1,466,564	1,446,278	1,359,841
Time	1,660,542	1,618,095	1,586,600	1,897,854
Total interest-bearing deposits	5,825,958	5,571,860	5,625,080	5,859,048
Total deposits	7,432,245	7,227,596	7,225,575	7,442,669
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	63,494	153,391	112,470	58,242
Other short-term borrowings	135,996	135,789	126,151	51,816
Total short-term borrowings	199,490	289,180	238,621	110,058
Long-term debt and mandatorily redeemable securities	36,026	35,508	43,330	41,850
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	183,468	181,543	170,890	176,397
Total liabilities	7,909,993	7,792,591	7,737,180	7,829,738
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2026, March 31, 2026, December 31, 2025, and June 30, 2025	436,538	436,538	436,538	436,538
Retained earnings	1,084,880	1,047,027	1,015,160	950,363
Cost of common stock in treasury (4,123,848, 4,136,793, 3,836,656, and 3,674,878 shares at June 30, 2026, March 31, 2026, December 31, 2025, and June 30, 2025, respectively)	(164,514)	(164,709)	(141,950)	(131,551)
Accumulated other comprehensive loss	(46,516)	(40,900)	(34,777)	(56,761)
Total shareholders’ equity	1,310,388	1,277,956	1,274,971	1,198,589
Noncontrolling interests	42,792	42,882	43,119	58,835
Total equity	1,353,180	1,320,838	1,318,090	1,257,424
Total liabilities and equity	$9,263,173	$9,113,429	$9,055,270	$9,087,162

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest income:
Loans and leases	$116,814	$113,423	$117,230	$230,237	$230,790
Investment securities, taxable	12,402	11,704	8,602	24,106	16,755
Investment securities, tax-exempt	304	307	297	611	574
Other	1,561	699	1,087	2,260	2,401
Total interest income	131,081	126,133	127,216	257,214	250,520
Interest expense:
Deposits	34,465	32,578	39,106	67,043	78,952
Short-term borrowings	1,507	1,720	809	3,227	1,041
Subordinated notes	971	995	1,007	1,966	2,021
Long-term debt and mandatorily redeemable securities	996	702	1,102	1,698	2,376
Total interest expense	37,939	35,995	42,024	73,934	84,390
Net interest income	93,142	90,138	85,192	183,280	166,130
Provision for credit losses:
Provision for credit losses — loans and leases	1,978	7,010	7,884	8,988	9,996
(Recovery of) provision for credit losses — unfunded loan commitments	(439)	262	(194)	(177)	959
Total provision for credit losses	1,539	7,272	7,690	8,811	10,955
Net interest income after provision for credit losses	91,603	82,866	77,502	174,469	155,175
Noninterest income:
Trust and wealth advisory	8,692	7,018	7,266	15,710	13,932
Service charges on deposit accounts	3,432	3,354	3,189	6,786	6,260
Debit card	4,734	4,380	4,567	9,114	8,716
Mortgage banking	858	1,011	1,116	1,869	1,969
Insurance commissions	1,791	2,511	1,685	4,302	4,125
Equipment rental	540	589	779	1,129	1,678
Gains (losses) on investment securities available-for-sale	13	—	(997)	13	(997)
Other	4,959	4,138	5,452	9,097	10,477
Total noninterest income	25,019	23,001	23,057	48,020	46,160
Noninterest expense:
Salaries and employee benefits	33,152	32,821	31,800	65,973	63,915
Net occupancy	3,387	3,548	3,035	6,935	6,259
Furniture and equipment	1,665	1,462	1,684	3,127	3,031
Data processing	7,492	7,573	7,410	15,065	14,701
Depreciation – leased equipment	423	454	619	877	1,337
Professional fees	2,152	1,575	1,499	3,727	3,167
FDIC and other insurance	1,454	1,449	1,438	2,903	2,878
Business development and marketing	2,064	1,903	1,884	3,967	3,809
Other	3,236	3,732	3,061	6,968	6,409
Total noninterest expense	55,025	54,517	52,430	109,542	105,506
Income before income taxes	61,597	51,350	48,129	112,947	95,829
Income tax expense	14,055	11,389	10,803	25,444	20,980
Net income	47,542	39,961	37,326	87,503	74,849
Net loss (income) attributable to noncontrolling interests	2	(5)	(7)	(3)	(10)
Net income available to common shareholders	$47,544	$39,956	$37,319	$87,500	$74,839
Per common share:
Basic net income per common share	$1.95	$1.63	$1.51	$3.58	$3.02
Diluted net income per common share	$1.95	$1.63	$1.51	$3.58	$3.02
Basic weighted average common shares outstanding	24,073,382	24,276,666	24,541,385	24,174,463	24,544,120
Diluted weighted average common shares outstanding	24,073,382	24,276,666	24,541,385	24,174,463	24,544,120

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,496,209	$12,402	3.32%	$1,493,065	$11,704	3.18%	$1,444,203	$8,602	2.39%
Tax exempt(1)	32,962	384	4.67%	34,005	387	4.62%	32,418	375	4.64%
Mortgages held for sale	4,116	63	6.14%	4,930	75	6.17%	3,385	55	6.52%
Loans and leases, net of unearned discount(1)	7,142,693	116,825	6.56%	7,022,759	113,423	6.55%	6,968,463	117,250	6.75%
Other investments	153,723	1,561	4.07%	63,852	699	4.44%	95,469	1,087	4.57%
Total earning assets(1)	8,829,703	131,235	5.96%	8,618,611	126,288	5.94%	8,543,938	127,369	5.98%
Cash and due from banks	59,208			57,339			67,535
Allowance for loan and lease losses	(166,429)			(163,666)			(159,418)
Other assets	523,625			508,021			510,079
Total assets	$9,246,107			$9,020,305			$8,962,134

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,848,085	$34,465	2.36%	$5,605,444	$32,578	2.36%	$5,774,752	$39,106	2.72%
Short-term borrowings:
Securities sold under agreements to repurchase	64,030	137	0.86%	53,514	91	0.69%	60,863	121	0.80%
Other short-term borrowings	142,875	1,370	3.85%	173,524	1,629	3.81%	61,917	688	4.46%
Subordinated notes	58,764	971	6.63%	58,764	995	6.87%	58,764	1,007	6.87%
Long-term debt and mandatorily redeemable securities	35,520	996	11.25%	39,521	702	7.20%	41,328	1,102	10.70%
Total interest-bearing liabilities	6,149,274	37,939	2.47%	5,930,767	35,995	2.46%	5,997,624	42,024	2.81%
Noninterest-bearing deposits	1,579,517			1,586,125			1,574,332
Other liabilities	173,756			167,427			144,057
Shareholders’ equity	1,300,695			1,292,902			1,187,076
Noncontrolling interests	42,865			43,084			59,045
Total liabilities and equity	$9,246,107			$9,020,305			$8,962,134
Less: Fully tax-equivalent adjustments		(154)			(155)			(153)
Net interest income/margin (GAAP-derived)(1)		$93,142	4.23%		$90,138	4.24%		$85,192	4.00%
Fully tax-equivalent adjustments		154			155			153
Net interest income/margin - FTE(1)		$93,296	4.24%		$90,293	4.25%		$85,345	4.01%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,494,645	$24,106	3.25%	$1,465,984	$16,755	2.30%
Tax exempt(1)	33,481	771	4.64%	31,798	724	4.59%
Mortgages held for sale	4,521	138	6.16%	2,899	94	6.54%
Loans and leases, net of unearned discount(1)	7,083,058	230,248	6.56%	6,884,176	230,846	6.76%
Other investments	109,036	2,260	4.18%	104,808	2,401	4.62%
Total earning assets(1)	8,724,741	257,523	5.95%	8,489,665	250,820	5.96%
Cash and due from banks	58,279			65,782
Allowance for loan and lease losses	(165,055)			(158,374)
Other assets	515,865			512,426
Total assets	$9,133,830			$8,909,499

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,727,434	67,043	2.36%	5,760,025	78,952	2.76%
Short-term borrowings:
Securities sold under agreements to repurchase	58,801	228	0.78%	59,555	225	0.76%
Other short-term borrowings	158,115	2,999	3.82%	40,304	816	4.08%
Subordinated notes	58,764	1,966	6.75%	58,764	2,021	6.94%
Long-term debt and mandatorily redeemable securities	37,509	1,698	9.13%	40,506	2,376	11.83%
Total interest-bearing liabilities	6,040,623	73,934	2.47%	5,959,154	84,390	2.86%
Noninterest-bearing deposits	1,582,803			1,581,331
Other liabilities	170,610			141,731
Shareholders’ equity	1,296,820			1,164,624
Noncontrolling interests	42,974			62,659
Total liabilities and equity	$9,133,830			$8,909,499
Less: Fully tax-equivalent adjustments		(309)			(300)
Net interest income/margin (GAAP-derived)(1)		$183,280	4.24%		$166,130	3.95%
Fully tax-equivalent adjustments		309			300
Net interest income/margin - FTE(1)		$183,589	4.24%		$166,430	3.95%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2026	2026	2025	2026	2025
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$131,081	$126,133	$127,216	$257,214	$250,520
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	74	75	75	149	150
(C)	– Tax exempt investment securities	80	80	78	160	150
(D)	Interest income – FTE (A+B+C)	131,235	126,288	127,369	257,523	250,820
(E)	Interest expense (GAAP)	37,939	35,995	42,024	73,934	84,390
(F)	Net interest income (GAAP) (A-E)	93,142	90,138	85,192	183,280	166,130
(G)	Net interest income - FTE (D-E)	93,296	90,293	85,345	183,589	166,430
(H)	Annualization factor	4.011	4.056	4.011	2.017	2.017
(I)	Total earning assets	$8,829,703	$8,618,611	$8,543,938	$8,724,741	$8,489,665
	Net interest margin (GAAP-derived) (F*H)/I	4.23%	4.24%	4.00%	4.24%	3.95%
	Net interest margin – FTE (G*H)/I	4.24%	4.25%	4.01%	4.24%	3.95%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$93,142	$90,138	$85,192	$183,280	$166,130
(G)	Net interest income – FTE	93,296	90,293	85,345	183,589	166,430
(J)	Plus: noninterest income (GAAP)	25,019	23,001	23,057	48,020	46,160
(K)	Less: gains/losses on investment securities and partnership investments	(822)	(586)	(739)	(1,408)	(2,166)
(L)	Less: depreciation – leased equipment	(423)	(454)	(619)	(877)	(1,337)
(M)	Total net revenue (GAAP) (F+J)	118,161	113,139	108,249	231,300	212,290
(N)	Total net revenue – adjusted (G+J–K–L)	117,070	112,254	107,044	229,324	209,087
(O)	Noninterest expense (GAAP)	55,025	54,517	52,430	109,542	105,506
(L)	Less:depreciation – leased equipment	(423)	(454)	(619)	(877)	(1,337)
(P)	Noninterest expense – adjusted (O–L)	54,602	54,063	51,811	108,665	104,169
	Efficiency ratio (GAAP-derived) (O/M)	46.57%	48.19%	48.43%	47.36%	49.70%
	Efficiency ratio – adjusted (P/N)	46.64%	48.16%	48.40%	47.38%	49.82%

		End of Period
		June 30,	March 31,	June 30,
		2026	2026	2025
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,310,388	$1,277,956	$1,198,589
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,895)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,226,493	$1,194,061	$1,114,694
(T)	Total assets (GAAP)	9,263,173	9,113,429	9,087,162
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,895)
(U)	Total tangible assets (T–R)	$9,179,278	$9,029,534	$9,003,267
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	14.15%	14.02%	13.19%
	Tangible common equity-to-tangible assets ratio (S/U)	13.36%	13.22%	12.38%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,310,388	$1,277,956	$1,198,589
(V)	Actual common shares outstanding	24,081,826	24,068,881	24,530,796
	Book value per common share (GAAP-derived) (Q/V)*1000	$54.41	$53.10	$48.86
	Tangible common book value per share (S/V)*1000	$50.93	$49.61	$45.44

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